MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

Mid-America Apartment Communities First Quarter Funds From Operations to Exceed Forecast

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA), or Mid-America, announced today that it expects its first quarter 2010 Funds from Operations, or FFO, to exceed its prior guidance.

Based on preliminary results, Mid-America expects to report Funds from Operations, or FFO, (the widely accepted measure of performance for real estate investment trusts) between $30.1 million and $31.6 million, representing a range of $0.96 to $1.00 per diluted share/unit, for the first quarter of 2010. This compares to Mid-America’s FFO guidance of $0.86 to $0.96 per diluted share/unit.  Net income available to common shareholders is expected to be between $5.3 million and $6.7 million, representing a range of $0.18 to $0.23 per diluted share for the same period.

Al Campbell, Chief Financial Officer, said “Same-store property operating performance was better than our forecast due to solid occupancy, strong collections performance, and better than anticipated fee income. Interest expense was also slightly better than expected due to the continued favorable rate environment. While our first quarter operating results supports the view that markets are stabilizing, the continued weakness in the employment market as we enter the important summer leasing season suggests the need for caution in forecasting the balance of the year. We will give further guidance with our quarterly earnings release on May 6th.”

The following table is a reconciliation of expected FFO to expected net income attributable to Mid-America for the three months ended March 31, 2010 (in thousands):

	Three Months Ended
	March 31, 2010
	Low	High
Net income attributable to Mid-America	$ 8,500	$ 9,900
Preferred dividend distributions	(3,216)	(3,216)
Net income available for common shareholders	5,284	6,684
Depreciation of real estate assets	24,341	24,341
Net casualty gain and other settlement proceeds	(157)	(157)
Depreciation of real estate assets
of discontinued operations	228	228
Gains on sales of discontinued operations	(370)	(370)
Depreciation of real estate assets
of real estate joint ventures	402	402
Net income attributable to
noncontrolling interests	367	475
Funds from operations	$ 30,095	$ 31,603

Weighted average for the three months ended March 31, 2010:
Shares - diluted	29,204
Shares and units - diluted	31,508

Mid-America provides guidance on FFO but does not forecast net income available for common shareholders.  It is not possible to reasonably predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation, capital gains or losses and net income attributable to noncontrolling interests, or to forecast extraordinary items, which, combined, generally represent the difference between net income available for common shareholders and FFO.

FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, net income attributable to noncontrolling interests, gains on disposition of real estate assets, plus depreciation of real estate, and adjustments for joint ventures to reflect FFO on the same basis.  This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.  Disposition of real estate assets includes sales of discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

Mid-America believes that FFO is helpful in understanding our operating performance in that FFO excludes depreciation expense on real estate assets. We believe that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 43,605 apartment units throughout the Sunbelt region of the U.S.  For further details, please refer to our website at www.maac.net or contact our Investor Relations Department at investor.relations@maac.net or via mail at 6584 Poplar Ave., Memphis, TN  38138.

Forward-Looking Statements
We consider portions of this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to our expectations for future periods. Forward looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future.  Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy, and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us, or our properties, adverse changes in the real estate markets and general and local economies and business conditions. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:
•	inability to generate sufficient cash flows due to market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;
•	increasing real estate taxes and insurance costs;
•	failure of new acquisitions to achieve anticipated results or be efficiently integrated into us;
•	failure of development communities to lease-up as anticipated;
•	inability of a joint venture to perform as expected;
•	inability to acquire additional or dispose of existing apartment units on favorable economic terms;
•	losses from catastrophes in excess of our insurance coverage;
•	unexpected capital needs;
•	inability to attract and retain qualified personnel;
•	potential liability for environmental contamination;
•	adverse legislative or regulatory tax changes;
•	litigation and compliance costs associated with laws requiring access for disabled persons;
•	imposition of federal taxes if we fail to qualify as a REIT under the Internal Revenue Code in any taxable year or foregone opportunities to ensure REIT status;
•	inability to acquire funding through the capital markets;
•	inability to pay required distributions to maintain REIT status due to required debt payments;
•	changes in interest rate levels, including that of variable rate debt, such as extensively used by us;
•	loss of hedge accounting treatment for interest rate swaps;
•	the continuation of the good credit of our interest rate swap and cap providers;
•
the availability of credit, including mortgage financing, and the liquidity of the debt markets, including a material deterioration of the financial condition of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, at present operating under the conservatorship of the United States Government; and

•	inability to meet loan covenants.

Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.